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                           THE ADVISORS' INNER CIRCLE FUND

                                AMENDED AND RESTATED
                       SUB-DISTRIBUTION AND SERVICING AGREEMENT
                                       BETWEEN
                           SEI INVESTMENTS DISTRIBUTION CO.
                                         AND
                               AIG EQUITY SALES CORP.

     Amended and Restated Sub-Distribution and Servicing Agreement dated as of November 10, 1997, by and between AIG Equity Sales Corp. ("AIGES") and SEI Investments Distribution Co. (the "Distributor").

                                      BACKGROUND

     The Distributor, a Pennsylvania corporation, serves as distributor of The Advisors' Inner Circle Fund (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust offers several series, one of which, the AIG Money Market Fund, is currently advised by AIG Capital Management Corp. (the "Adviser"). The AIG Money Market Fund and each of the Trust's investment portfolios advised by the Adviser and listed on Schedule A to this Agreement, as may be amended from time to time by mutual consent of the parties, are referred to herein collectively as the "Funds." The Distributor offers the Funds' Class B shares ("Shares") to the public in accordance with the terms and conditions contained in the Fund(s)' Prospectus. The term "Prospectus" used herein refers to the then-current prospectus(es) relating to the Shares of the appropriate Fund(s) on file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     NOW THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, hereby agree that AIGES may serve as a participating dealer and servicing agent on the following terms and conditions:

     1. APPOINTMENT. AIGES is hereby designated as the sub-distributor and servicing agent with respect to the Shares (the "Sub-Distributor") and as such is authorized to: (i) receive orders for the purchase of Shares and to transmit to the Trust's transfer agent such orders and the payment made therefor, (ii) assist shareholders with the foregoing and other matters relating to their investments in the Funds and to the distribution of Shares, in each case subject to the terms and conditions set forth in the Prospectus, and (iii) enter into sub-shareholder servicing and sub-distribution agreements with other financial institutions ("Financial Institutions") to perform certain shareholder-related and distribution services with respect to Shares. AIGES is to review each Share purchase order submitted through AIGES, any Financial Institution, or with the assistance of AIGES or any Financial Institution for completeness and accuracy. In addition, AIGES further agrees to perform one or more of the following as may be requested from time to time by the Distributor: (i) establishing and maintaining (but not carrying) accounts and records relating to persons that invest

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in Shares ("Customers"), including taxpayer identification number certifications; (ii) arranging for bank wires; and (iii) assisting in processing purchase requests and placing such orders with the Trust's transfer agent. In performing the services described in this Agreement, AIGES will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in its business or any personnel employed by AIGES) as may be reasonably necessary or beneficial to provide such services. Nothing herein shall limit or be in derogation of the right of the Distributor directly to distribute and/or sell Shares, as provided in the Distribution Agreement with the Trust.

     2. EXECUTION OF ORDERS FOR PURCHASES OF SHARES. All orders for the purchase of Shares shall be executed at the then current public offering price per Share (i.e., the net asset value per Share), as described in the Prospectus. The Distributor reserves the right to recommend that a Fund reject a purchase request. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of them will be subject to the terms of the Prospectus and the Distributor's written instructions to AIGES from time to time. Payment for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus or if an order for purchase is changed or altered, the Distributor reserves the right, without notice, to cancel the sale and to hold AIGES responsible for any loss sustained as a result thereof.

     3. LIMITATION OF AUTHORITY. No person is authorized to make any representations concerning the Trust, the Fund, or the Shares except those contained in the Prospectus and in such printed information as the Distributor may subsequently prepare. No person is authorized to distribute any sales material relating to the Shares without the prior written approval of the Distributor, it being understood that the Security Agreement (a copy of the form of which has been provided to the Fund and the Distributor) is not intended to be sales material and will not be filed with the National Association of Securities Dealers, Inc. ("NASD").

     4. COMPENSATION. As compensation for the provision of the services described herein, AIGES will be entitled to receive from the Distributor all distribution and service fees payable in respect of the Shares at the rate(s) (currently 0.35% of the average daily net asset value of the Shares) and under the terms and conditions set forth in the Distribution Plan adopted by the Class B shareholders of the Fund(s), as such Plan may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose. AIGES acknowledges and agrees that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the SEC.

     5. PROSPECTUS AND REPORTS. AIGES agrees to comply with the provisions contained in the 1933 Act governing the distribution of prospectuses to persons to whom AIGES offers Shares. AIGES agrees to require each Financial Institution that enters into a sub-distribution agreement relating to Shares to also agree to comply with the provisions contained in the 1933 Act governing the distribution of prospectuses to persons to whom such Financial Institution offers Shares.


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     6.   QUALIFICATION TO ACT.  AIGES represents that it is a member in good standing of the NASD, and has been duly authorized by proper corporate action to enter into this Agreement and to perform its obligations hereunder, evidence of which corporate action shall be properly maintained and made part of its corporate records. AIGES' expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. AIGES agrees that it will not offer Shares to persons in any jurisdiction in which it may not lawfully make such offer due to the fact that it has not registered under, or is not exempt from, the applicable registration or licensing requirements of such jurisdiction. AIGES agrees that in performing the services under this Agreement, it will at all times will comply with the Conduct Rules of the NASD, including, without limitation, the provisions of
Section 26 of such Rules and any other regulations or guidelines issued by the NASD. AIGES also agrees that it will forward orders to the Trust's transfer agent promptly upon their receipt and will not withhold any order so as to profit therefrom. AIGES shall require each Financial Institution that enters into a sub-distribution agreement relating to Shares and that is not a bank to make substantively similar representations as AIGES has made in this Section 6. AIGES shall require each Financial Institution that enters into a sub-distribution agreement relating to Shares and that is a bank, to make similar representations as AIGES has made in this Section 6 to the extent appropriate for banks. In determining the amount payable to AIGES hereunder, the Distributor reserves the right to exclude any sales which the Distributor reasonably determines are not made in accordance with the terms of the appropriate Prospectus and provisions of this Agreement.

     7. BLUE SKY. The Fund has registered an indefinite number of Shares under the 1933 Act. The Funds intend to make appropriate filings in states where such filings are required. The Distributor will inform AIGES as to the states or other jurisdictions in which the Shares have met the respective securities law qualifications. The Distributor will inform AIGES as soon as possible of any change in the status of the Shares in any state or other jurisdiction.
AIGES agrees that it will offer Shares to prospective Customers only in those states where AIGES has been informed that the Shares have been registered, qualified, or an exemption is available. AIGES shall require each Financial Institution that enters into a sub-distribution agreement relating to Shares to represent that it will offer Shares to prospective Customers only in those states where AIGES has been informed that the Shares have been registered, qualified, or an exemption is available. The Distributor assumes no other responsibility or obligation as to AIGES' right or the right of any Financial Institution to sell Shares in any jurisdiction.

     8. AUTHORITY OF FUND AND SUB-DISTRIBUTOR. Each Fund shall have full authority to take such action as it deems advisable in respect of all matters
pertaining to the offering of its Shares.   For all purposes hereunder, AIGES
and each Financial Institution shall be deemed an independent contractor, and not an agent of the Funds or the Trust, and AIGES and the Financial Institutions shall have no authority to act for or represent the Funds or the Trust. AIGES and each Financial Institution will not act as an "underwriter" of Shares, as that term is used in the 1940 Act, the 1933 Act, and rules and regulations promulgated thereunder.

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     9.   RECORDKEEPING.  AIGES and its agents will (i) maintain all records required by law to be kept by them relating to transactions in Shares and, upon request by the Funds, promptly make such of these records available to the Funds as the Funds may reasonably request in connection with its operations and (ii) promptly notify the Funds if AIGES experiences any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

     10.  LIABILITY.

          (a) The Distributor shall be under no liability to AIGES except for lack of good faith or negligence in connection with obligations expressly assumed by Distributor hereunder. In carrying out its obligations, AIGES agrees to act in good faith and without negligence. By AIGES' acceptance of this Agreement, AIGES agrees to and does release, indemnify and hold the Distributor and the Trust harmless from and against any and all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees and expenses) arising from any direct or indirect actions or inactions of or by AIGES, or any Financial Institution, or any of AIGES' or such Financial Institutions' officers, employees or agents, regarding AIGES' responsibilities hereunder; PROVIDED, HOWEVER, that, notwithstanding the foregoing, AIGES shall not be liable for any actions or inactions performed by AIGES or by its officers, employees or agents, in good faith and without negligence.

          (b) The Distributor agrees to and does indemnify and hold harmless the Sub-Distributor from and against any and all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees and expenses) arising out of or by reason of the offering of the Shares based upon any untrue statement of a material fact contained in the appropriate Prospectus or statement of additional information relating to the Shares (or any amendment thereof or any supplement thereto), or any omission to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements contained in any of such documents not misleading; PROVIDED, HOWEVER, that, notwithstanding the foregoing, AIGES shall not be entitled to any indemnification hereunder to the extent that any such fact (or omission) is provided (or withheld) by American International Group, Inc. or any of its affiliates.

          (c) Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or AIGES of compliance with any provision of the 1940 Act, the 1933 Act, the Securities Exchange Act, the Investment Advisers Act of 1940, or the rules and regulations promulgated by the SEC thereunder.

     11. AMENDMENT. This Agreement may be amended by written consent of both parties.

     12.  TERM; TERMINATION.

          (a) This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from its execution and thereafter from year to year.

          (b) This Agreement may be terminated by either party, without penalty, upon ten days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon termination of the Distribution Agreement between the Trust and the Distributor. This Agreement may also be terminated at any time, without penalty, by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Trust's Distribution Plan with respect to the Shares or in any agreements related to such plan, or by the vote of a majority of the Shares. Notwithstanding anything to the contrary, the obligations of the parties set forth in Section 11 hereof shall survive the termination of this Agreement.

     13. COMMUNICATIONS. All communications to the Distributor should be sent to SEI Investment Distribution Co., One Freedom Valley Road, Oaks, Pennsylvania 19456, Attention: President. Any notice to AIGES shall be duly given if mailed or telegraphed to AIGES at the following address: 80 Pine Street, New York, NY 10005.

     14. SEVERABILITY AND GOVERNING LAW. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania; PROVIDED, HOWEVER, that nothing contained in this Agreement shall be construed in any manner inconsistent with the 1933 Act or the 1940 Act, or any rule, regulation or order of the SEC promulgated thereunder.

     15. COUNTERPARTS. This Agreement may be executed in counterparts, when so executed, such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, AIGES and the Distributor have caused this Agreement to be signed by duly authorized officers of their respective entities as of the day and year first above written.

SEI INVESTMENTS DISTRIBUTION CO.
One Freedom Valley Road
Oaks, PA  19456

By:/s/ Barbara A. Nugent
   ------------------------------------
Title: Vice President & Asst. Secretary
      ---------------------------------

AIG EQUITY SALES CORP.
80 Pine Street
New York, NY  10005

By:/s/ Illegible Signature
   ------------------------------------
Title:Vice President
      ---------------------------------

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                                      SCHEDULE A


                                AMENDED AND RESTATED
                      SUB-DISTRIBUTION AND SERVICING AGREEMENT
                                       BETWEEN
                           SEI INVESTMENTS DISTRIBUTION CO.
                                         AND
                               AIG EQUITY SALES CORP.


-    AIG Money Market Fund


Dated:  November 10, 1997


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